EXHIBIT A

SCHNITZER STEEL INDUSTRIES, INC.

AMENDED AND RESTATED
SCHEDULE 13G FILING AGREEMENT AND POWER OF ATTORNEY

This AMENDED AND RESTATED SCHEDULE 13G FILING AGREEMENT AND POWER OF ATTORNEY (the “Agreement”) is entered into as of December 31, 2005 by and among the undersigned beneficial owners (the “Beneficial Owners”) of Class B Common Stock of Schnitzer Steel Industries, Inc. (the “Company”).

WHEREAS, the Beneficial Owners have sole or shared voting or dispositive power over an aggregate of 7,115,171 shares of Class B Common Stock of the Company deposited in the Schnitzer Steel Industries, Inc. Voting Trust (the “Voting Trust”), which shares are convertible into Class A Common Stock of the Company representing more than five percent of the outstanding Class A Common Stock;

WHEREAS, as a result of their participation in the Voting Trust, the Beneficial Owners may be deemed to be a group required to file a Schedule 13G and annual amendments thereto with the Securities and Exchange Commission to report their beneficial ownership of shares of Class A Common Stock, and the Beneficial Owners desire to jointly file such Schedule 13G and any amendments thereto; and

WHEREAS, the Beneficial Owners are parties to that certain Schedule 13G Filing Agreement And Power Of Attorney dated as of March 31, 1994, as amended (the “Prior Agreement”), pursuant to which an original Schedule 13G reporting beneficial ownership as of December 31, 1993 and 11 annual amendments thereto were filed, and now desire to update, amend and restate the Prior Agreement;

NOW, THEREFORE, the Beneficial Owners agree to amend and restate the Prior Agreement as follows:

1. Joint Filing Agreement. The Beneficial Owners hereby agree that Amendment No. 12 to Schedule 13G to be filed to report their beneficial ownership as of December 31, 2005 of Class A Common Stock of the Company is, and any amendments thereto or any future Schedule 13Gs or amendments thereto signed by each of the undersigned personally or through an attorney-in-fact shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

2. Power of Attorney. Each Beneficial Owner hereby constitutes and appoints John D. Carter, Richard Josephson, Gregory J. Witherspoon, Kelly Lang and Vicki Piersall, and any one of them, as his or her true and lawful attorney, agent and attorney-in-fact for the purpose of executing and delivering in the name and on behalf of the undersigned all documents required to be filed with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Exchange Act of 1934 in connection with the reporting of beneficial ownership by the undersigned of Class A Common Stock of the Company, including specifically, but without limitation thereto, power and authority to sign the undersigned’s name as attorney-in-fact to Amendment No. 12 to Schedule 13G to be filed to report beneficial ownership as of

December 31, 2005 of Class A Common Stock of the Company and to any amendments thereto, and to any future Schedule 13G or amendments thereto as may be required under the Securities Exchange Act of 1934, and to any joint filing agreements among the undersigned relating to such documents, and to file any such statement, amendment or agreement with the Securities and Exchange Commission. The undersigned ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

3. Additional Parties. Any person who becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of Class B Common Stock of the Company deposited in the Voting Trust may, by execution of a counterpart signature page to this Agreement, become a party to this Agreement. Each Beneficial Owner consents and agrees to the automatic amendment of this Agreement to add as a party any such person who shall thereafter be considered a Beneficial Owner under this Agreement.

4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute only one legal instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CAROL S. LEWIS Carol S. Lewis

EMANUEL ROSE Emanuel Rose

KATHLEEN LEWIS Kathleen Lewis

MARILYN S. EASLY Marilyn S. Easly

DAVID S. EASLY David S. Easly

DANIELLE EASLY NYE Danielle Easly Nye

SEAN M. EASLY Sean M. Easly

GILBERT SCHNITZER Gilbert Schnitzer

THELMA S. SCHNITZER Thelma S. Schnitzer

GARY SCHNITZER Gary Schnitzer

SANDRA WILDER Sandra Wilder

GREGORY SCHNITZER Gregory Schnitzer

KENNETH M. NOVACK Kenneth M. Novack

DEBORAH S. NOVACK Deborah S. Novack

LOIS T. SCHNITZER Lois T. Schnitzer

RITA S. PHILIP Rita S. Philip

ROBERT W. PHILIP Robert W. Philip

MICHELE BABETTE PHILIP Michele Babette Philip

GAYLE S. ROMAIN Gayle S. Romain

BRYAN L. ROSENCRANTZ Bryan L. Rosencrantz

SANDRA LEE SCHNITZER Sandra Lee Schnitzer

MARDI S. SCHNITZER Mardi S. Schnitzer

JILL SCHNITZER EDELSON Jill Schnitzer Edelson

RICHARD H. EDELSON Richard H. Edelson

DINA S. MEIER Dina S. Meier

ERIC MEIER Eric Meier

JEAN S. REYNOLDS Jean S. Reynolds

ALAN SCOTT DAVIS Alan Scott Davis

SAMANTHA PAIGE DAVIS Samantha Paige Davis

DORI SCHNITZER Dori Schnitzer

SUSAN SCHNITZER Susan Schnitzer

JOSHUA H. PHILIP Joshua H. Philip